Exhibit 99.1

CONNECTM TECHNOLOGY SOLUTIONS, INC. | PRESS RELEASE

ConnectM Reports First Quarter 2026 Results:

SG&A Down 19%, Keen Labs Activates

Operating leverage improves 770 basis points; four Owned Service Network sub-units exited; Blue Cloud India Share Swap signed and Harry Kahn Associates defense acquisition closed subsequent to quarter end.

MARLBOROUGH, Mass., May 28, 2026 (GLOBE NEWSWIRE) – ConnectM Technology Solutions, Inc. (OTCQX: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today reported first quarter 2026 results, highlighted by a year-over-year narrowing of Net Loss and Adjusted EBITDA loss, a 19% reduction in selling, general and administrative expenses, and the activation of Keen Labs Operations, Inc. (“Keen Labs”) as the Company’s U.S. product revenue platform.

The quarter marks a deliberate inflection in the Company’s portfolio. ConnectM divested or wound down four sub-units of its Owned Service Network and Managed Solutions segments, activated Keen Labs with $1.9 million of first-quarter product revenue, grew Logistics 23% year-over-year to $3.1 million, and reduced SG&A by 19%—a 4% reduction in Net Loss and narrowing Adjusted EBITDA loss  to $2.7 million from $3.0 million  in the prior-year quarter, even as the Company absorbed $2.9 million of non-cash divestiture losses. Subsequent to quarter end, ConnectM signed the Blue Cloud India Share Swap, closed the Harry Kahn Associates defense acquisition, and effected a 1-for-32 reverse stock split in support of a planned national exchange uplisting.

First Quarter 2026 Highlights

•	Net loss of $6.7 million, down 4% from $7.0 million in the prior-year quarter, despite absorbing $2.9 million of non-cash losses on the dispositions of Air Temp Service Co. and Green Energy Gains.

•	Adjusted EBITDA loss narrowed to $(2.7) million from $(3.0) million , a $0.3 million year-over-year improvement absorbed against meaningful transition-related costs.

•	SG&A declined 19.0% to $5.1 million (approximately $1.2 million in absolute dollars), with SG&A as a percentage of revenue improving 770 basis points to 62% from 70%.

•	Revenue of $8.2 million (versus $9.0 million), reflecting the deliberate exit from legacy Owned Service Network operations, partially offset by $1.9 million of new Keen Labs product revenue and 23% growth in Logistics.

•	Cash and cash equivalents of $2.5 million at quarter end.

“This quarter’s results reflect deliberate work that does not always show up in a single line item on the income statement,” said Bhaskar Panigrahi, Chairman and Chief Executive Officer of ConnectM. “We are exiting businesses that were not earning their cost of capital and concentrating resources in the parts of ConnectM that compound—Keen Labs, Logistics, and our newly added Government and Defense Technology function. SG&A is down 19%, net loss decreased 4%, and our Adjusted EBITDA loss has narrowed; we are managing this Company for long-term per-share intrinsic value.”

“First quarter results capture the cost of our year-end audit and strategic transition; we expect the second quarter and beyond to begin to show the benefit,” added Nayeem Hussain, President. “We have realigned our reporting segments , we signed the Blue Cloud Share Swap that will consolidate the Company around its U.S. business lines, and we added Keen Labs , Sun Solar, and Harry Kahn Associates to the platform. Each is intended to strengthen the economics of the Company.”

Strategic and Operational Highlights

Keen Labs Activation. Keen Labs, the Company’s wholly-owned technology subsidiary, contributed approximately $1.9 million of product revenue in its first full reporting quarter, supplying solar, energy storage, and balance-of-system components to installation partners under VPP kit supply arrangements. Keen Labs is the platform for the Company’s Hi-C™ and Hi-E™ storage product lines and connected vehicle technologies.

Sun Solar. On January 5, 2026, the Company closed a 40.0% equity investment in Sun Solar, LLC, a U.S. residential and small-commercial solar developer, in exchange for 468,750 shares of common stock. First-quarter equity-method earnings to ConnectM were approximately $0.28 million. Sun Solar serves as a strategic installation and distribution channel for Keen Labs.

Heat Pump Distribution. Received purchase orders of approximately $0.9 million in January 2026, $1.1 million in February 2026, and $0.8 million in April 2026, bringing cumulative year-to-date purchase commitments under the Company’s heat pump distribution business to approximately $4.3 million.

Owned Service Network and Managed Solutions Rationalization. During the quarter, the Company (i) deconsolidated Air Temp Service Co., (ii) sold the Green Energy Gains business to Forge Team, Inc., (iii) commenced the wind-down of Blue Sky Electric, and (iv) provided notice of termination of the AC Authority master services agreement, recognizing approximately $2.9 million of non-cash losses on the Air Temp Service Co. and Green Energy Gains dispositions.

Government and Defense Technology Function. On April 3, 2026, the Company closed the acquisition of Harry Kahn Associates, Inc., a defense-focused technical data development company that has maintained an uninterrupted contracting relationship with the Naval Air Systems Command since 1976 and serves the U.S. Department of Defense, the U.S. Coast Guard, and major defense OEMs including Boeing, Northrop Grumman, and Lockheed Martin. The acquisition establishes ConnectM’s Government and Defense Technology function as a dedicated reporting line.

Blue Cloud Share Swap — India Divestiture. On April 6, 2026, the Company entered into a definitive Share Swap Agreement with Blue Cloud Softech Solutions Limited (BSE: 539607) to transfer its India-based operating segment, held through wholly-owned subsidiary Global Impex Inc., in exchange for 160 million newly issued Blue Cloud equity shares, representing approximately 17% of Blue Cloud’s post-issue equity share capital and an implied transaction value of approximately $39.6 million. Blue Cloud’s shareholders approved the transaction on May 4, 2026; closing is anticipated during the fourth quarter of 2026. Upon closing, the Company’s Transportation segment is expected to be substantially eliminated and the Company’s operations concentrated in the United States.

Outlook

ConnectM expects the second quarter of 2026 to reflect the first full period of Keen Labs commercial scale-up, the inclusion of Harry Kahn Associates results from April 3, 2026, continued Logistics growth, and the further effect of completed Owned Service Network divestitures.

Capital Markets

The Company effected a 1-for-32 reverse stock split on April 20, 2026. ConnectM continues to pursue a national exchange uplisting, working with ThinkEquity, LLC as financial advisor. There can be no assurance that the Company will submit an application to list on a national exchange, that it will satisfy all applicable quantitative and qualitative listing and regulatory requirements, that a national exchange will approve the Company’s listing application, if submitted, that the Company will meet the listing criteria, or that a proposed listing will be completed.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 was filed on May 26, 2026 with the U.S. Securities and Exchange Commission and is available at www.sec.gov and at www.connectm.com.

Selected Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

(in U.S. dollars; share data adjusted for 1-for-32 reverse split)

	Q1 2026	Q1 2025	Change
Revenues	$8,172,553	$8,988,343	(9%)
Cost of revenues	6,307,511	5,974,610	6%
Gross profit	1,865,042	3,013,733	(38%)
Selling, general and administrative	5,090,138	6,287,176	(19%)
Loss from operations	(3,225,096)	(3,273,443)	—
Total other expense, net	(3,444,649)	(3,703,896)	(7%)
Net loss	$(6,669,745)	$(6,977,339)	(4%)
Net loss attributable to ConnectM	$(6,945,745)	$(7,018,410)	(1%)
Net loss per share – basic and diluted	$(1.33)	$(7.07)	n.m.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest and, income tax expense, depreciation and amortization, loss (gain) on change in fair value of financial instruments, loss (gain) on extinguishment of debt and payable, loss on disposal of business, and merger and acquisition expenses (“M&A expenses”). Adjusted EBITDA margin reflects our Adjusted EBITDA as a percentage of revenues. See the table below for a reconciliation of GAAP net loss to Adjusted EBITDA.

Adjusted EBITDA has not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA should not be construed as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Adjusted EBITDA should not be viewed as a substitute for net (loss) income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

We utilize Adjusted EBITDA as an internal performance measure in the management of our operations because we believe the exclusion of these non-cash and non-recurring charges allow for a more relevant comparison of our results of operations to other companies in our industry. Our management uses Adjusted EBITDA in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Reconciliation of GAAP Net Loss to Adjusted EBITDA (Unaudited)

	Q1 2026	Q1 2025
Net loss	$(6,669,745)	$(6,977,339)
Income tax benefit	—	—
Interest expense	574,186	493,464
Depreciation and amortization	213,009	81,378
Loss on issuance of financial instruments	36,500	—
Loss on extinguishment of debt and vendor payable	—	2,715,923
Gain on extinguishment of debt	—	(14,019)
Change in fair value of convertible debt	104,238	319,695
Change in fair value of derivative liabilities	58,288	33,548
Change in fair value of forward purchase agreement	—	971,000
Loss on disposal of businesses	2,908,964	—
Change in fair value on 3(a)(10) Settlement Agreement	53,000	(605,748)
Adjusted EBITDA	$(2,721,560)	$(2,982,098)

About ConnectM Technology Solutions, Inc.

ConnectM Technology Solutions, Inc. (OTCQX: CNTM) is a constellation of technology-driven businesses powering the modern energy economy. Through its wholly-owned technology subsidiary Keen Labs Operations, Inc., its Logistics platform DeliveryCircle, LLC, and its Government and Defense Technology function, the Company delivers AI-enabled electrification, distributed energy, last-mile logistics, and defense technical-data solutions to enterprise, infrastructure, and government customers. ConnectM is driving a faster, smarter shift toward a modern energy economy. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs Operations, Inc. is ConnectM’s wholly-owned technology subsidiary, developing AI, control, and energy intelligence platforms that underpin the modern energy economy. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ line of hybrid energy storage systems, the Hi-E™ line of lithium iron phosphate long-duration and virtual-power-plant-enabling storage systems, smart heat pumps, and connected vehicle technologies, integrated through the segment’s software platform. Keen Labs also conducts the Company’s U.S. wholesale procurement and distribution of solar, energy storage, and balance-of-system components to installation partners. For more information, visit www.keenlabs.ai.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact

Email: irpr@connectm.com

Phone: +1-617-395-1333

LinkedIn | Reddit

###